Exhibit 10.9

ASSIGNMENT OF OVERRIDING ROYALTY

THIS ASSIGNMENT OF OVERRIDING ROYALTY (this “Assignment”) is from Kurt R. Mai, an individual (“Assignor”), to Core Resource Management, Inc., a Nevada corporation (“Assignee”).

Assignment and Conveyance

For and in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby bargain, sell, transfer, assign and convey to Assignee, effective as of 7:00 A.M., Central Daylight Time, on December 31, 2013, the overriding royalty interests specified in Exhibit “A” attached hereto and incorporated herein by reference for all purposes in and to the oil, gas and other minerals produced and saved by virtue of the Oil and Gas Leases described in said Exhibit “A” (the “Leases”), free and clear of all costs and expenses relating to the exploration, development, equipping, operating and all other activities involving the Leases.

TO HAVE AND TO HOLD the overriding royalty interests herein conveyed, together with all rights, privileges and appurtenances in any way belonging or pertaining thereto, unto Assignee, its successors and assigns, forever.

Assignor hereby warrants and represents that (i) Assignor is the lawful owner of the Leases and interests herein conveyed; (ii) Assignor has not previously conveyed, mortgaged or hypothecated the Leases and interests herein conveyed; and (iii) Assignor will warrant and defend title to the Leases and interests herein conveyed against the lawful claims and demands of the persons claiming by, through or under Assignor, but not otherwise.

Assignor further covenants that he shall execute, acknowledge and deliver to Assignee, upon reasonable request and without further consideration, any additional instruments and documents and take such other and further acts as may be necessary to fully and effectively grant, convey, and assign the overriding royalty interests in the Leases herein conveyed to Assignee, and its successors and assigns.

Signature

To evidence the binding effect of the foregoing, Assignor has caused this Assignment to be executed by its duly authorized signatory this _30___ day of _December_, 2013.

/s/ KURT R MAI
Kurt R. Mai

Acknowledgement
STATE OF TEXAS, COUNTY OF DALLAS, ss.

This instrument was acknowledged before me on this __30_ day of __December_ 2013, by Kurt R. Mai, an individual, for the purposes and consideration therein expressed.

My Commission expires:	06/11/2014	/s/ LEE ANN PRICE
Notary Public

Exhibit ‘A’

Attached to and made a part of that certain Assignment of Overriding
Royalty Interests dated December 31th, 2013

Lease Name: O’Leary
Document type: Oil and Gas Lease
Lessor: John Andrew O’Leary, a single person
Lessee: Jay Hutchison, d/b/a Hutchison Oil Operations, Inc.
Date: May 10th, 1991
Legal: The Northeast Quarter (NE/4) of Section 8-T16S-R11W.
County: Barton
State: Kansas
ORRI: .3125%

MINERAL DEED

KNOW ALL PERSONS BY THESE PRESENTS:

That Kurt R. Mai and Roblyn Mai, husband and wife; hereinafter called Grantor, for and in consideration of One Dollar ($1.00) and other valuable consideration, the receipt of which is hereby acknowledged, does hereby grant, bargain, sell convey, transfer, assign and deliver unto Core Resource Management, Inc., a Nevada Corporation hereinafter called Grantee, all of Grantor’s right, title and interest in and to the oil, gas and other minerals in, on and under and that may be produced from the following described lands situated in Barton, Kansas, to-wit:

The Northeast Quarter (NE/4) of Section Twenty (8), Township Sixteen (16) South, Range Eleven (11) West of the 6th P.M.;

This sale is made and subject to any rights now existing to any lessee or assign under any valid and subsisting oil and gas lease of record heretofore executed; it being understood and agreed that said Grantee shall have, receive, and enjoy the herein granted undivided interest in and to all bonuses, rents, royalties and other benefits which may accrue under the terms of said lease insofar as it covers the above described land from and after the date hereof, precisely as if the Grantee herein had been at the date of the making of said lease the owner of a similar undivided interest in and to the land described and Grantee one of the lessors therein.

Grantor expressly reserves and excepts from this sale all of Grantors current and future working interest in the oil and gas lease Dated May 10, 1991, from John Andrew O’Leary, a single person, lessor to Jay Hutchison, d/b/a Hutchison Oil Operations as lessee, insofar as said lease covers the above described lands in Barton County, Kansas.

TO HAVE AND TO HOLD, the above described property as easement with all and singular the rights, privileges, and appurtenances thereunto or in anywise belonging to the said Grantee herein, its successors, personal representatives, administrators, executors, and assigns forever, and Grantor does hereby warrant title by, through and under Grantor, but not otherwise, to Grantee, its successors, executors, administrators, personal representatives, successors and assigns forever and does hereby agree to defend all and singular the said property unto the said Grantee herein, it successors, executors, personal representatives, and assigns against every person whomsoever claiming or to claim the same or any part thereof.

This deed is effective as of the 31th day of December, 2013, at 7 O’clock A.M.

WITNESS my hand this 30__ day of December, 2013.

/s/ KURT R MAI	/s/ ROBLYN MAI
Kurt R. Mai, husband	Roblyn Mai, wife

ACKNOWLEDGMENT

State of Texas, County of Dallas, SS.

Before me, the undersigned, a Notary Public, within and for said County and State, on this 30th day of December, 2013, personally appeared Kurt R. Mai and Roblyn Mai, husband and wife to me personally known to be the identical person who executed the within and forgoing Mineral Deed and acknowledged to me that he executed the same as his free and voluntary act and deed for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year lease above written.

/s/ LEE ANN PRICE
Notary Public

My appointment expires